Exhibit 99.2

B-pack SAS and subsidiaries

Consolidated Financial Statements

June 30, 2015 AND 2014

TABLE OF CONTENTS

Page No.

Condensed Consolidated Balance Sheet	3

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)	4

Condensed Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 14

B-PACK SAS AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS

Cash and cash equivalents	$747,596	$1,359,599
Accounts receivable, net	1,549,064	2,752,127
Prepaid expenses and other current assets	117,389	150,605
Total current assets	2,414,049	4,262,331

Property and equipment, net	53,803	62,538
Capitalized software development costs, net	-	14,670
Other assets	265,744	159,065
Deferred tax assets	246,168	398,018

Total assets	$2,979,764	$4,896,622

LIABILITIES AND EQUITY

Current liabilities
Loan payable	$24,962	$82,045
Accounts payable	259,809	198,223
Accrued payroll and related liabilities	867,744	830,075
Other accrued liabilities	255,432	626,015
Deferred revenue	1,110,192	1,645,291
COFACE liability, current	432,989	160,403
Total current liabilities	2,951,128	3,542,052

COFACE liability, non-current	-	313,972
Deferred tax liability	45,081	-
Total liabilities	2,996,209	3,856,024

Equity (deficit)
B-Pack SAS shareholders' equity (deficit)
Common stock, no par value; 2,937 shares authorized; 2,937 shares issued and outstanding, respectively	695,848	695,848
Additional paid-in capital	66,569	66,569
Accumulated other comprehensive loss	(267,178)	(194,910)
Retained earnings (accumulated deficit)	(958,252)	22,636
Total B-Pack SAS stockholders' equity (deficit)	(463,013)	590,143

Non-controlling interest	446,568	450,455
Total equity (deficit)	(16,445)	1,040,598

Total liabilities and equity (deficit)	$2,979,764	$4,896,622

B-PACK SAS AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended
	June 30, 2015	June 30, 2014

Revenue
Recurring revenues	$1,166,990	$1,525,252
Non-recurring revenues	925,581	1,551,630
	2,092,571	3,076,882

Cost of revenues
Cost of recurring revenues	378,897	343,203
Cost of non-recurring revenues	539,638	754,585
	918,535	1,097,788

Gross profit
Recurring gross profit	788,093	1,182,049
Non-recurring gross profit	385,943	797,045
	1,174,036	1,979,094

Operating expenses
Research and development	998,461	1,120,681
Sales and marketing	632,013	459,855
General and administrative	356,580	447,741
Total operating expenses	1,987,054	2,028,277

Loss from operations	(813,018)	(49,183)

Other income (expense)
Interest and other income (expense), net	7,136	(2,635)

Loss before income tax provision	(805,882)	(51,818)

Income taxes provision (benefit)	178,893	(136,861)

Net income / (loss)	(984,775)	85,043

Net income (loss) attributed to non-controlling interest	(3,887)	57,247

Net income / (loss) attributed to B-pack SAS	$(980,888)	$27,796

Consolidated Statements of Comprehensive Income (Loss)

Net income / (loss)	$(984,775)	$27,796

Foreign currency translation adjustment, net	(72,268)	158,714

Comprehensive income / (loss)	$(1,057,043)	$186,510

B-PACK SAS AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30, 2015	June 30, 2014
Cash flows from operating activities
Net income / (loss)	$(984,775)	30,288
Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities
Depreciation and amortization	24,287	36,901
Deferred income tax	151,850	(45,894)
Loss on sale of property and equipment	-	(4,722)
Changes in operating assets and liabilities
Accounts receivable	1,203,063	1,414,913
Prepaid expenses and other current assets	33,216	(6,261)
Other assets	(106,679)	(147,200)
Accounts payable	61,586	70,681
Accrued expenses	37,669	(175,755)
Other accrued liabilities	(325,502)	(6,733)
Deferred revenue	(535,099)	(173,905)
Net cash provided by / (used in) operating activities	(440,384)	992,313

Cash flows from investing activities
Purchase of property and equipment	16,295	19,999
Net cash provided by investing activities	16,295	19,999

Cash flows from financing activities
Repayment of loan payable	(57,083)	(63,464)
Repayment of COFFACE liability	(41,386)	-
Net cash used in financing activities	(98,469)	(63,464)

Effect of exchange rate changes on cash	(89,445)	269,739

Net change in cash and cash equivalents	(612,003)	1,218,587

Cash and cash equivalents, beginning of year	1,359,599	334,357

Cash and cash equivalents, end of period	$747,596	$1,552,944

Supplemental disclosures of cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

B-PACK SAS AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Unaudited

1.         Summary of Significant Accounting Policies

Organization and operations

B-pack SAS, (the "Company") was founded December 5, 2005, and is a software as a service (“SaaS”) company that offers a suite of cloud-based applications that help companies significantly reduce costs by optimizing, streamlining, and automating complex procurement processes with an integrated, end-to-end platform that facilitates and promotes an environment for responsible spending. B-pack SAS is headquartered in Paris, France, and has the following subsidiaries: B-pack Software, B-pack Services, and B-pack, Inc.

B-pack Software is 99.94% owned by B-pack SAS and was incorporated in Paris France. B-pack Software is in charge of the sales and marketing development of Europe.

B-pack Services is 63.85% owned by B-pack SAS and was incorporated in Aix-en-Provence, France. The remaining 36.15% is held by minority interest shareholders.

B-pack, Inc. is a wholly-owned subsidiary of B-pack SAS. B-pack, Inc. was incorporated in Atlanta, Georgia and primarily operates as a sales office in the U.S.

The Company's operations are subject to significant risks and uncertainties, including competitive, financial, developmental, operational, technological, regulatory, and other risks associated with an emerging business.

Principles of consolidation and basis of presentation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries in France and the U.S., which are controlled by the Company. All significant intercompany accounts and transactions have been eliminated in consolidation. The condensed consolidated financial statements are stated in U.S. dollars and are prepared under accounting principles generally accepted in the United States of America.

Comprehensive income (loss)

Comprehensive (loss) income consists of net loss and other comprehensive (loss) income. Other comprehensive (loss) income is comprised of foreign currency translation gains and losses.

B-PACK SAS AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Unaudited

1.         Summary of Significant Accounting Policies (continued)

Use of estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates, and such differences could affect the consolidated results of operations reported in future periods.

Foreign currency translation

The functional currency of the Company's subsidiaries in France is Euros and the functional currency of its U.S. subsidiary is U.S. dollars. The condensed consolidated financial statements are presented in U.S. dollars. The assets and liabilities of foreign entities are translated into U.S. dollars at the current exchange rate at the end of each reporting period. Revenues and expenses are translated at the average exchange rate prevailing during the period. Gains and losses resulting from the translation of the foreign subsidiaries' financial statements are reported as other comprehensive income or loss in the accompanying condensed consolidated statements of operations and comprehensive income.

Net gains and losses resulting from foreign exchange transactions were included in other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive income.

Non-controlling interest

The condensed consolidated financial statements include the financial position and results of operations of B-pack Services in which the Company owns approximately 64%, but maintains a controlling interest. A summary of B-pack Services is as follows as of and for the year ended June 30, 2015 and 2014:

	June 30, 2015	December 31, 2014
Total assets	$2,600,605	$2,636,549
Total liabilities	$1,411,070	$1,474,681

	Six Months Ended
	June 30, 2015	June 30, 2014
Income before income taxes	$226,935	$158,359

 Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in a principal or most advantageous market. A fair value hierarchy with three tiers has been established to prioritize the inputs to valuation techniques used to measure fair value. The hierarchy requires entities to maximize the use of observable assets and minimize the use of unobservable assets.

B-PACK SAS AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Unaudited

1.         Summary of Significant Accounting Policies (continued)

Revenue recognition

The Company generates revenue from two types of arrangements, SaaS and perpetual software licenses.

SaaS arrangements generally provide for the implementation services and subscription services providing access to hosted software functionalities. The subscription service is generally committed for periods of one to three years and is billed on a periodic basis. Periodic billing begins on a "go-live" date. Implementation services include functional analysis, basic configuration and parameterization, advanced configuration, development of interfaces, advanced configuration, data migration and consulting.

Under the perpetual license model, the customer is delivered a specific instance of a standard B-pack license, which it may host on its own premise, on third party hardware or B-pack hardware.

Recurring revenues consist of subscription license sales and maintenance revenue.

Non-recurring revenues are comprised of revenues from implementation services and perpetual license revenue.

Revenues are recognized when all of the following conditions are met:

●	There is persuasive evidence of an arrangement;
●	Delivery has occurred;
●	The amount of fees to be paid by the customer is fixed or determinable; and
●	Collectability of the fee is reasonably assured.

The Company enters into arrangements with multiple-deliverables that generally include subscription, support and implementation services. The Company accounts for subscriptions and implementation services revenue as separate units of accounting and allocates revenue to each deliverable in a multiple-element arrangement based on the selling price hierarchy. Subscription services have standalone value as such services are often sold separately, primarily through renewals. The Company's implementation services have standalone value because similar services are sold separately by other vendors and are generally not required to be performed in order for the customer to utilize the application services. Since vendor-specific objective evidence ("VSOE") of selling price and third-party evidence of selling price are not available for the Company's subscription or professional services, the Company uses best estimated selling prices ("BESP"). The BESP for each deliverable is determined primarily by considering the weighted average sales price as well as other factors, including, but not limited to, gross margin objectives and pricing practices. Revenue allocated to subscription is recognized ratably over the subscription term, commencing once the customer goes live. Revenue allocated to support and implementation services is recognized as services are delivered.

B-PACK SAS AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Unaudited

1.         Summary of Significant Accounting Policies (continued)

Revenue recognition (continued)

For multiple-element arrangements comprised of perpetual licenses and related services, the Company allocates a portion of the total arrangement consideration to the undelivered elements, primarily support agreements and professional services, using VSOE of fair value for the undelivered elements. VSOE of fair value of the undelivered elements is based on the price customers pay when the element is sold separately.

If the Company cannot objectively determine the VSOE of the fair value of any undelivered software element, revenue is deferred until all elements are delivered and services have been performed, or until fair value can objectively be determined for any remaining undelivered elements. In arrangements for which services are the only undelivered element, the Company recognizes revenues for software upon delivery and maintenance ratably over the maintenance term.

Deferred revenue consists of billings or payments received in advance of revenue recognition and are recognized as the revenue recognition criteria are met.

Cost of revenues

Cost of revenue primarily consists of costs to provide professional and implementation services, training, maintenance, technical support to the customer and hosting related costs.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of 90 days or less at the time of purchase to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are comprised of billed and unbilled receivables arising from recognized or deferred revenues. The Company's receivables are unsecured. The Company evaluates the collectability of its accounts receivable based on known collection risks and historical experience. As of June 30, 2015 and 2014, management established allowance for doubtful accounts of $36,268 and $131,906, respectively.

Property and equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the respective estimated useful lives of the assets ranging from 3 to 5 years. Leasehold improvements are amortized over the shorter of the respective lease terms or the estimated useful lives of the leasehold improvements. Improvements are capitalized while repairs and maintenance are charged to expense in the period incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are recognized.

B-PACK SAS AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Unaudited

1.         Summary of Significant Accounting Policies (continued)

Impairment of long-lived assets

Long-lived assets, such as property and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances include, but are not limited to, significant underperformance relative to historical or projected future operating results and significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business. Recoverability of assets to be held and used is measured by a comparison of the carrying value of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds its fair value.

Concentrations of credit risk

The Company maintains demand deposits with financial institutions deemed by management to be financially sound based upon established rating systems and, at times, such investments may be in excess of federally insured limits.

The Company's customer base is primarily composed of businesses in France. The Company performs ongoing credit evaluations of its customers, and it generally requires customers to prepay for time-based licenses.

For the six months ended June 30, 2015 and 2014, one customer accounted for 13% of total revenue. No customer accounted for more than 10% of the Company's accounts receivable balance as of June 30, 2015 and December 31, 2014.

Software development costs

The Company expenses the development cost of software intended for sale as incurred, until technological feasibility is attained. With respect to the Company's software development process, technological feasibility is established upon completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility through the period of general market availability of the products are capitalized. As of June 30, 2015, the Company has fully depreciated the capitalized software development costs. Amortization expense was $14,670 and $25,334, during the six months ended June 30, 2015 and 2014, respectively.

Advertising costs

The Company expenses advertising costs as incurred. The Company incurred $23,597 and $0 of advertising expenses during the six months ended June 30, 2015 and 2014, respectively.

B-PACK SAS AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Unaudited

1.         Summary of Significant Accounting Policies (continued)

Income taxes

The Company accounts for income taxes under the asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for income tax reporting purposes, net operating loss carryforwards and other tax credits measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

2.         Property and Equipment

Property and equipment consists of the following as of June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
Office and computer equipment	$105,273	$98,885
Software	3,033	38,912
Leasehold improvements	58,288	64,330
Furniture	21,797	15,214
	188,391	217,341

Less: accumulated depreciation	(134,588)	(154,803)
Property and equipment, net	$53,803	$62,538

Depreciation and amortization expense during the six months ended June 30, 2015 and 2014 was $24,287 and $36,901, respectively.

3.         Borrowing Arrangements

COFACE

In 2010, the Company signed a stated guaranteed insurance contract with the insurance company COFACE in order to protect the Company against the financial risks of its commercial development in the U.S. COFACE financed a significant part of expenses related to the commercial development in the U.S. Thus, over the period of four years, the Company received a total of $634,776. The Company is required to make repayments totaling 14% of U.S. revenues until $634,776 is reached. During six months ended June 30, 2015, the Company repaid $41,386, which represents 14% of U.S. revenues from January 1, 2015 through June 30, 2015. As of June 30, 2015, $432,989 remains outstanding.

B-PACK SAS AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Unaudited

3.         Borrowing Arrangements (continued)

Loan payable

In 2010 and 2011, the Company received a non-interest bearing loan from a public investment bank in the amount of approximately $330,000 for financing of the development project. As of June 30, 2015 the outstanding balance of this loan is $24,962, which will be fully repaid by September 30, 2015.

4.       Retirement Benefit Plan

B-pack SAS and French subsidiaries have obligation to pay retirement indemnities to its employees in France as a one-time payment upon retirement. The current value of this obligation was estimated to be $172,381 as of June 30, 2015 and is included in accrued payroll and related liabilities on the Company's condensed consolidated balance sheet.

5.        Commitments and Contingencies

Leasing arrangements

The Company has entered into non-cancelable operating leases for SCI DONNAPIERRE for Aix-en-Provence and PREVIMMO for Paris that expire at various dates through 2017. The Company also entered into an operation lease agreement for an office space in Atlanta, Georgia, expiring in August 2016. Rent under the agreements is expensed to operations on a straight-line basis over the terms of the leases. The Company also has two auto leases in France expiring in 2017. Future minimum lease payments under these leases at June 30, 2015, are as follows:

2015	$142,491
2016	101,887
2017	40,604
$284,982

Rent expense for all operating leases was $87,509 and $73,749 for the six months ended June 30, 2015 and 2014, respectively.

Litigation

On March 3, 2015, a minority shareholder filed a claim against B-pack SAS and B-pack Services in the Commercial Court of Nanterre, France, for copyright infringement. The Company denies the allegation and intends to continue vigorously asserting its position. No provision has been recorded in the condensed consolidated financial statements as of June 30, 2015 as management does not believe the liability is probable or estimable.

B-PACK SAS AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Unaudited

6.        Common Stock

As of June 30, 2015, the Company had 2,937 shares of common stock issued and outstanding. The holders of common stock have a right to vote and be represented in general meetings.

7.         Related Party Transactions

License contract

In 2014, the Company paid royalties of $55,382 to the Company's founder and shareholder. Under the license contract signed in 2006 and amended in January 2014, the Company is required to pay royalties in the amount of 5% on license revenue and 2% on SaaS subscription fees.

Lease contract

B-pack SAS and B-pack Services rent their offices from SCI Donapierre, the company controlled by two of the Company's shareholders. For six months ended June 30, 2015, B-pack SAS made rental payments of $28,327 and B-pack Services made rental payments of $34,098 to SCI Donapierre.

8.         Income Taxes

The Company's net deferred income tax assets at June 30, 2015 were approximately $246,168, respectively, which are included in other current assets and other assets in the condensed consolidated balance sheets. These deferred income tax assets consist primarily of deferred revenue and capitalization of software and allowance for doubtful accounts, offset by unrealized exchange gains, which may be carried forward to offset future income tax liabilities. Income tax expense in 2014 is comprised of foreign taxes.

Compliance with income tax regulations requires the Company to make decisions relating to the transfer pricing of revenue and expenses between the France and its U.S. subsidiary. The Company's determinations include many decisions based on management's knowledge of the underlying assets of the business, the legal ownership of these assets, and the ultimate transactions conducted with customers and other third parties. The calculation of the Company's tax liabilities involves dealing with uncertainties in the application of complex tax regulations in multiple tax jurisdictions. The Company may be periodically reviewed by domestic and foreign tax authorities regarding the amount of taxes due. These reviews may include questions regarding the timing and amount of deductions and the allocation of income among various tax jurisdictions. In evaluating the exposure associated with various filing positions, the Company records estimated reserves when it is more likely than not that an uncertain tax position will not be sustained upon examination by a taxing authority. Such estimates are subject to change.

B-PACK SAS AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Unaudited

8.          Income Taxes (continued)

The Company files income tax returns in the France, U.S. federal jurisdiction, various state jurisdictions and in various countries. The tax years 2011 through 2013 remain open to examination by the appropriate governing agencies in the federal jurisdictions and tax years 2010 through 2013 remain open to examination by the California taxing authorities.

9.         Subsequent Events

The Company has evaluated subsequent events through October 13, 2015, the date the condensed consolidated financial statements were available for issuance.

On July 31, 2015, the Company was acquired by Selectica, Inc. (“Selectica”). Pursuant to the Merger Agreement, the Company merged with and into Selectica France (the “Merger”) and Selectica France continued as the surviving entity. As a result of the Merger, the Company’s shareholders received an aggregate cash payment of $1.05 million and an aggregate number of common shares of Selectica France (the “Merger Sub Shares”) were issued to the Company’s shareholders on a pro rata basis. Immediately thereafter, each shareholder’s Merger Sub Shares were contributed to Selectica in exchange for such shareholder’s proportionate share of 1,841,244 shares of common stock of Selectica, par value $0.0001, resulting in Selectica France continuing as a wholly owned subsidiary of Selectica.